EXHIBIT 99.1

April 19, 2004	PRESS RELEASE
Additional information
www.swbanktx.com

SOUTHWEST BANK OF TEXAS CONTINUES
GROWTH PATTERN IN FIRST QUARTER

Total Assets Exceed a Record $6.0 Billion

1st Quarter Highlights

•	Diluted earnings per common share were $0.44 for the quarter; adjusted for merger-related expenses of $0.03, diluted earnings per common share for the 1st quarter were $0.47, an 8% increase from the 1st quarter of 2003

•	Core business achieved record levels in comparison to the 1st quarter of 2003:

– average loans held for investment increased 15%

– average deposits increased 15%

– average assets increased 20%

– noninterest income increased 17%

•	Total revenue grew 18% from the 1st quarter of 2003

•	Asset quality indicators remain positive:

– net recoveries of 11 basis points

– allowance for loan losses to total loans of 1.29%

– allowance for loan losses to nonperforming loans of 232.06%

– nonperforming assets to total loans and ORE were 68 basis points

•	Completion of Lone Star Bank merger extends presence in Dallas

     Houston, Texas – Southwest Bancorporation of Texas, Inc. (NASDAQ: SWBT) today reported first quarter results that reflect a continuation of its successful record of growth and market expansion in Texas.

     For the quarter ended March 31, 2004, net income was $15.3 million, or $0.44 per diluted common share, compared to $15.1 million for the quarter ending March 31, 2003, or $0.44 per diluted share. Adjusted for merger-related expenses of $1.2 million after tax incurred in conjunction with the merger of Reunion Bancshares, Inc., the parent company of Lone Star Bank, net income would have been $16.5 million, an increase of 9.6% from the same period last year, or $0.47 per diluted common share. (See Exhibit IV)

     Return on average assets and return on average common shareholders’ equity for the three months ended March 31, 2004 were 1.02% and 12.04%, respectively, compared to 1.22% and 13.48%, respectively, for the same period in 2003. Adjusted for merger-related expenses, return on average assets and return on average common shareholders’ equity for the three month period ending March 31, 2004 would have been 1.10% and 13.01%, respectively. (See Exhibit IV)

     Total revenue for the first quarter of 2004 was $75.8 million, an increase of 18% over the same period in 2003. Average loans held for investment were $3.60 billion, a 15% increase over the first quarter of 2003. Average deposits were $4.47 billion, an increase of 15% over the comparable period in 2003. Average assets surpassed the $6 billion mark for the first time in the Company’s history and represented a 20% increase from the first quarter of 2003.

     “These results reflect consistency as well as a continued focus on growth through both increases in marketshare and strategic mergers,” said Paul B. Murphy, Jr., CEO of Southwest Bank of Texas. “All of our bankers have intensified their efforts in a competitive market and this quarter’s success is clearly a reflection of their hard work. We have a great team.”

Net Interest Income

     Net interest income increased to $53.4 million for the quarter, an increase of 18% from the same period in 2003 and an increase of 4% on a linked quarter basis. The increase in net interest income is primarily the result of higher volumes of loans outstanding during the quarter.

     The net interest margin increased 1 basis point from the fourth quarter of 2003 to 4.03% for the first quarter of 2004, continuing the improving trend from the third quarter of 2003. The yield on the securities portfolio improved by 19 basis points from the fourth quarter of 2003 as a result of the decline in the level of premium amortization and prepayments experienced in the mortgage-backed portion of the securities portfolio. The yield on the loan portfolio declined by 10 basis points on a linked quarter basis. Cost of funds, including demand deposits, was 81 basis points for the quarter.

Net Interest Spreads
(yield minus cost of funds)

     “Our calling efforts and increased business activity in our markets resulted in a good quarter for loan growth,” said Scott J. McLean, President of Southwest Bank of Texas. “Average loans held for investment increased $239.3 million, or 7%, on a linked quarter basis. While Lone Star Bank added $106.8 million in average loans, our internal loan growth totaled $132.5 million, or 4%, linked quarter.”

Noninterest Income

     For the three months ended March 31, 2004, noninterest income totaled $22.5 million, a 17% increase from the same period in 2003. Service charges on deposit accounts increased 15% to $11.0 million representing growth in both retail and treasury management. Investment services fee income grew to $3.0 million, an increase of 29% from the prior year period, and other fee income increased 36% to $5.0 million driven by gains in retail, mortgage loan servicing, and letter of credit businesses. Other operating income decreased by $193,000, or 5%, from the prior year primarily due to a lower level of gain on sale of loans.

     On a linked quarter basis, noninterest income decreased $702,000, or 3%. Other operating income in the 4th quarter of 2003 included $1.1 million in income from equity investments and $876,000 in bank-owned life insurance proceeds. Service charges on deposit accounts increased $459,000, or 4%, on a linked quarter basis and revenue from investment services increased $472,000, or 19%. Adjusting for these items in the linked quarters, noninterest income grew 5%. (See Exhibit IV)

Noninterest Expenses

     Noninterest expenses were $51.3 million for the quarter compared to $39.5 million in the first quarter of 2003 and $48.1 million on a linked quarter basis. The effect of the Lone Star Bank merger on first quarter noninterest expenses was $1.5 million in merger-related expenses, $252,000 in core deposit intangible amortization, and $953,000 in operating expenses. Excluding these expenses, noninterest expenses would have been $48.6 million compared to fourth quarter noninterest expenses of $48.1 million, for an increase of 1%. (See Exhibit IV)

     “We continue to be focused on managing our expenses while maintaining our capacity to grow,” said Murphy. “I am particularly pleased with this modest 1% increase in our ongoing noninterest expenses this quarter.”

Asset Quality

     Asset quality continued to be a strength during the first quarter. Allowance for loan losses to total loans is 1.29% at March 31, 2004, compared to 1.21% a year earlier. The allowance for loans losses to nonperforming loans was 232.06% at March 31, 2004 compared to 171.94% a year ago. Net recoveries totaled $947,000, or 11 basis points, for the quarter. Nonperforming assets were $25.4 million, or 0.68% of loans and other real estate, at March 31, 2004. This compares to $23.1 million, or 0.73% of loans and other real estate, for the same period a year earlier. The increase in nonperforming assets during the quarter was the result of the addition of one commercial real estate credit to nonaccrual status.

Dallas Expansion

     The merger with Lone Star Bank was effective at close of business January 31, 2004. The impact on first quarter financials was the addition of $106.8 million in average loans, $142.0 million in average deposits, $1.5 million in merger-related expenses, $252,000 in core deposit intangible amortization, $953,000 in noninterest expenses, and $217,000 in noninterest income.

     The Dallas operations center is scheduled to open in May 2004. At that time, the Company will be able to offer a full range of cash management products and services in both Houston and Dallas. “The reception to our people, products and services in the Dallas market has been outstanding,” said McLean. “We believe our growth opportunities in Dallas and other markets will augment the outstanding growth the Bank has experienced in Houston.”

Total Loans, Deposits, Investments, Assets, and Equity

     Total loans held for investment were $3.72 billion at March 31, 2004, an increase of 17% from the first quarter of 2003 and 7% on a linked quarter basis. Total deposits at March 31, 2004 were $4.70 billion, an increase of 17% from the first quarter of 2003 and 7% on a linked quarter basis. Investment securities were $1.58 billion at March 31, 2004, an increase of 32% from the first quarter of 2003 and an increase of 2% from the fourth quarter of 2003. At March 31, 2004, total assets were $6.11 billion, an increase of 20% from the first quarter of 2003 and an increase of 3% from the fourth quarter of 2003. Total shareholders’ equity increased to $523.2 million resulting in a Tier 1 leverage ratio of 8.35%.

     Southwest Bancorporation of Texas, Inc., the parent company of Southwest Bank of Texas N.A., is the largest independent bank holding company headquartered in Houston, Texas. The Company focuses on commercial lending, treasury management and investment services for businesses in the southwest, private financial management and trust services for families and individuals, and retail and mortgage banking services. The Company, with $6 billion in assets, has 50 full-service branches located throughout the Houston and Dallas metropolitan areas.

     Consolidated financial information and supplemental unaudited data schedules follow in this release. Exhibits I and II provide additional information on the net interest margin, including average balances and average rates for both assets and liabilities for the periods presented. Exhibit III presents quarterly comparative data. Exhibit IV presents reconcilements of non-GAAP disclosures.

     The Company’s earnings release and the related financial supplement will be available on www.swbanktx.com, the Company’s website, prior to the beginning of the conference call to discuss earnings.

     The conference call will be Tuesday, April 20 at 10:30 am CST. The call is available at http://www.firstcallevents.com/service/ajwz402945632gf12.html or by dialing 888-792-1075 and referencing “Southwest Bank of Texas First Quarter Earnings Call.” The webcast will be archived for 90 days on the Bank’s web site at www.swbanktx.com. A phone archive also may be accessed by calling 888-266-2081 and entering 845402 as the PIN.

     The conference call may include a discussion of non-GAAP financial measures, which is qualified by a reconciliation to GAAP included in this news release or otherwise available on the Southwest Bank of Texas website under “Investor Relations.” The conference call may include forward-looking information which, along with the supplementary information and this news release, is subject to the cautionary statement that follows.

Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Southwest Bancorporation of Texas, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipated,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation (a) the effects of future economic conditions on the Company and its customers; (b) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; (c) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (d) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; (e) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (f) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; (g) technological changes; (h) acquisition and integration of acquired businesses; (i) the failure of assumptions underlying the establishment of reserves for loan loses and estimations of values of collateral in various financial assets and liabilities; (j) acts of war or terrorism. All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements.

Contacts:

Randy Meyer, EVP & CFO
713-235-8832
rmeyer@swbanktx.com

Sarah Peterson, SVP Investor & Corporate Communications
713-232-1115
speterson@swbanktx.com

Southwest Bancorporation of Texas, Inc.
Consolidated Financial Information (unaudited)

	1Q-04	1Q-03	% change	FY 03	FY 02	% change
	(in 000's except per share data)
Balance sheet averages
Loans held for investment	$3,601,637	$3,128,640	15.1%	$3,266,246	$2,838,438	15.1%
Loans held for sale	95,617	93,726	2.0%	95,931	78,521	22.2%
Investment securities	1,555,791	1,157,825	34.4%	1,355,900	1,139,017	19.0%
Securities purchased under resale agreements	23,077	18,000	28.2%	27,041	17,857	51.4%
Fed funds sold and other interest-earning assets	51,512	53,316	-3.4%	62,538	32,552	92.1%

Total interest-earning assets	5,327,634	4,451,507	19.7%	4,807,656	4,106,385	17.1%

Allowance for loan losses	(45,770)	(38,216)	19.8%	(40,546)	(34,067)	19.0%
Cash and due from banks	323,517	299,117	8.2%	264,233	203,808	29.6%
Goodwill	45,689	2,590	1664.1%	14,169	2,590	447.1%
Core deposit intangibles	7,934	—	100.0%	3,235	—	100.0%
Other assets	354,793	289,330	22.6%	301,540	267,578	12.7%

Total assets	$6,013,797	$5,004,328	20.2%	$5,350,287	$4,546,294	17.7%

Noninterest-bearing deposits	$1,491,064	$1,172,389	27.2%	$1,281,546	$994,113	28.9%
Interest-bearing demand deposits	60,359	35,047	72.2%	45,493	34,409	32.2%
Savings deposits	1,912,839	1,698,516	12.6%	1,790,072	1,518,769	17.9%
Time deposits	1,005,189	965,267	4.1%	1,004,928	926,001	8.5%

Total deposits	4,469,451	3,871,219	15.5%	4,122,039	3,473,292	18.7%
Repurchase agreements and other borrowed funds	1,008,229	639,359	57.7%	722,038	640,141	12.8%
Other liabilities	25,425	40,323	-36.9%	34,024	24,677	37.9%
Minority interest in consolidated subsidiary	—	—	0.0%	—	1,195	-100.0%
Shareholders’ equity	510,692	453,427	12.6%	472,186	406,989	16.0%

Total liabilities and shareholders’ equity	$6,013,797	$5,004,328	20.2%	$5,350,287	$4,546,294	17.7%

Income statement data
Interest and fees on loans	$49,632	$45,156	9.9%	$188,525	$180,658	4.4%
Interest on securities	14,549	11,951	21.7%	49,610	56,959	-12.9%
Interest on fed funds sold and other interest-earning assets	189	206	-8.3%	968	798	21.3%

Total interest income	64,370	57,313	12.3%	239,103	238,415	0.3%

Interest on deposits	8,070	10,106	-20.1%	36,971	48,962	-24.5%
Interest on borrowings	2,932	2,126	37.9%	8,754	10,817	-19.1%

Total interest expense	11,002	12,232	-10.1%	45,725	59,779	-23.5%

Net interest income	53,368	45,081	18.4%	193,378	178,636	8.3%
Provision for loan losses	2,000	3,000	-33.3%	12,000	11,750	2.1%

Net interest income after provision	51,368	42,081	22.1%	181,378	166,886	8.7%

Service charges on deposit accounts	11,040	9,617	14.8%	40,065	33,936	18.1%
Investment services	2,970	2,295	29.4%	9,712	9,302	4.4%
Other fee income	4,953	3,648	35.8%	19,409	12,584	54.2%
Other operating income	3,465	3,658	-5.3%	16,510	12,832	28.7%
Gain on sales of securities, net	26	35	-25.7%	1,224	1,737	-29.5%

Total noninterest income	22,454	19,253	16.6%	86,920	70,391	23.5%

Salaries and benefits	29,243	23,826	22.7%	103,746	87,562	18.5%
Occupancy expenses	8,258	6,500	27.0%	29,690	24,066	23.4%
Merger-related expenses	1,522	—	100.0%	3,000	—	100.0%
Core deposit intangible amortization expense	903	—	100.0%	1,368	—	100.0%
Other expenses	11,420	9,185	24.3%	42,358	39,410	7.5%
Minority interest	—	—	0.0%	—	40	-100.0%

Total noninterest expenses	51,346	39,511	30.0%	180,162	151,078	19.3%

Income before income taxes	22,476	21,823	3.0%	88,136	86,199	2.2%
Provision for income taxes	7,189	6,748	6.5%	27,407	26,993	1.5%

Net income	$15,287	$15,075	1.4%	$60,729	$59,206	2.6%

Basic earnings per common share	$0.45	$0.45	0.2%	$1.78	$1.77	0.9%

Diluted earnings per common share	$0.44	$0.44	0.0%	$1.74	$1.72	1.4%

Dividends per common share	$0.06	$—	100.0%	$0.10	$—	100.0%

Period end # of shares outstanding	34,306	33,893	1.2%	34,229	33,856	1.1%
Weighted avg # of shares outstanding (incl CSE’s)	35,141	34,640	1.4%	34,858	34,446	1.2%

	1Q-04	1Q-03	% change	FY 03	FY 02	% change
	(in 000’s except per share data)
Nonperforming assets
Nonaccrual loans	$17,671	$20,503	-13.8%	$11,443	$13,113	-12.7%
Accruing loans 90 or more days past due	3,044	1,893	60.8%	1,299	1,876	-30.8%
Restructured loans	—	—	0.0%	—	—	0.0%
ORE and OLRA	4,722	684	590.4%	4,248	760	458.9%

Total nonperforming assets	$25,437	$23,080	10.2%	$16,990	$15,749	7.9%

Changes in allowance for loan losses
Allowance for loan losses — beginning of period	$43,008	$36,696	17.2%	$36,696	$31,390	16.9%
Provision for loan losses	2,000	3,000	-33.3%	12,000	11,750	2.1%
Charge-offs	(1,382)	(1,319)	4.8%	(8,265)	(7,092)	16.5%
Recoveries	2,329	131	1677.9%	1,151	736	56.4%
Allowance acquired through mergers and acquisitions	2,116	—	100.0%	1,426	—	100.0%
Adjustment for sale of subsidiary	—	—	0.0%	—	(88)	-100.0%

Allowance for loan losses — end of period	$48,071	$38,508	24.8%	$43,008	$36,696	17.2%

Ratios
Return on average assets	1.02%	1.22%		1.14%	1.30%
Return on average common shareholders’ equity	12.04%	13.48%		12.86%	14.55%
Tier 1 leverage ratio	8.35%	8.91%		9.15%	9.46%
Yield on interest-earning assets	4.86%	5.22%		4.97%	5.81%
Cost of funds with demand accounts	0.81%	1.10%		0.94%	1.45%
Net interest margin	4.03%	4.11%		4.02%	4.35%
Efficiency ratio	66.55%	61.45%		64.07%	61.09%
Demand deposits to total deposits	33.36%	30.28%		31.09%	28.62%
Noninterest income to total income	29.61%	29.93%		31.01%	28.27%
Noninterest expense to average interest-earning assets	3.88%	3.60%		3.75%	3.68%
Nonperforming assets to loans and other real estate	0.68%	0.73%		0.49%	0.50%
Net charge-offs (recoveries) to average loans	(0.11)%	0.15%		0.22%	0.22%
Allowance for loan losses to total loans	1.29%	1.21%		1.23%	1.18%
Allowance for loan losses to nonperforming loans	232.06%	171.94%		337.53%	244.82%

Common stock performance
Market value of common stock — Close	$37.730	$30.030		$38.850	$28.810
Market value of common stock — High	$39.910	$33.050		$39.290	$37.340
Market value of common stock — Low	$36.850	$27.590		$27.590	$24.490
Book value of common stock	$15.25	$13.60		$14.59	$13.16
Market/book value of common stock	247%	221%		266%	219%
Price/12 month trailing earnings ratio	22	17		22	17

Other data
EOP Employees — full time equivalent	1,839	1,528	20.4%	1,760	1,481	18.8%

Period end balances		($in 000’s )
Loans held for investment	$3,720,950	$3,181,059	17.0%	$3,491,673	$3,117,951	12.0%
Loans held for sale	101,944	87,398	16.6%	96,899	101,389	-4.4%
Investment securities	1,576,977	1,193,917	32.1%	1,549,398	1,201,200	29.0%
Securities purchased under resale agreements	—	30,000	-100.0%	30,000	20,000	50.0%
Fed funds sold and other interest-earning assets	52,678	92,364	-43.0%	64,908	43,107	50.6%

Total interest-earning assets	5,452,549	4,584,738	18.9%	5,232,878	4,483,647	16.7%

Allowance for loan losses	(48,071)	(38,508)	24.8%	(43,008)	(36,696)	17.2%
Cash and due from banks	290,796	289,363	0.5%	390,890	472,257	-17.2%
Goodwill	55,094	2,590	2027.2%	25,647	2,590	890.2%
Core deposit intangibles	11,661	—	100.0%	6,185	—	100.0%
Other assets	352,189	271,686	29.6%	333,144	250,159	33.2%

Total assets	$6,114,218	$5,109,869	19.7%	$5,945,736	$5,171,957	15.0%

Noninterest-bearing demand deposits	$1,625,647	$1,270,991	27.9%	$1,513,038	$1,290,323	17.3%
Interest-bearing demand deposits	72,009	39,551	82.1%	43,452	36,222	20.0%
Savings deposits	1,985,622	1,723,369	15.2%	1,840,814	1,715,536	7.3%
Time deposits	1,019,666	978,350	4.2%	1,005,935	869,968	15.6%

Total deposits	4,702,944	4,012,261	17.2%	4,403,239	3,912,049	12.6%
Repurchase agreements and other borrowed funds	854,005	602,465	41.8%	1,016,930	790,873	28.6%
Other liabilities	34,038	34,152	-0.3%	26,246	23,512	11.6%
Minority interest in consolidated subsidiary	—	—	0.0%	—	—	0.0%
Shareholders’ equity	523,231	460,991	13.5%	499,321	445,523	12.1%

Total liabilities and shareholders’ equity	$6,114,218	$5,109,869	19.7%	$5,945,736	$5,171,957	15.0%

EXHIBIT I

Rate Volume
3 Months Ended Analysis
(unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2004			March 31, 2003
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$3,697,254	$49,632	5.40%	$3,222,366	$45,156	5.68%
Securities	1,555,791	14,549	3.76	1,157,825	11,951	4.19
Federal funds sold and other	74,589	189	1.02	71,316	206	1.17

Total interest-earning assets	5,327,634	64,370	4.86%	4,451,507	57,313	5.22%

Less allowance for loan losses	(45,770)			(38,216)

	5,281,864			4,413,291
Noninterest-earning assets	731,933			591,037

Total assets	$6,013,797			$5,004,328

Interest-bearing liabilities:
Money market and savings deposits	$1,973,198	3,208	0.65%	$1,733,563	4,292	1.00%
Time deposits	1,005,189	4,862	1.95	965,267	5,814	2.44
Repurchase agreements and other borrowed funds	1,008,229	2,932	1.17	639,359	2,126	1.35

Total interest-bearing liabilities	3,986,616	11,002	1.11%	3,338,189	12,232	1.49%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	1,491,064			1,172,389
Other liabilities	25,425			40,323

Total liabilities	5,503,105			4,550,901
Shareholders’ equity	510,692			453,427

Total liabilities and shareholders’ equity	$6,013,797			$5,004,328

Net interest income		$53,368			$45,081

Net interest spread			3.75%			3.73%

Net interest margin			4.03%			4.11%

	Three Months Ended
	Q1 2004 vs Q1 2003
	Increase (Decrease)
	Due to
	Volume	Rate	Days	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	6,710	(2,611)	377	$4,476
Securities	4,142	(1,644)	100	2,598
Federal funds sold and other	10	(28)	1	(17)

Total increase (decrease) in interest income	10,862	(4,283)	478	7,057

Interest-bearing liabilities:
Money market and savings deposits	598	(1,718)	36	(1,084)
Time deposits	242	(1,243)	49	(952)
Repurchase agreements and borrowed funds	1,237	(449)	18	806

Total increase (decrease) in interest expense	2,077	(3,410)	103	(1,230)

Increase (decrease) in net interest income	$8,785	$(873)	$375	$8,287

EXHIBIT II

Rate Volume
Linked Quarter Analysis
(unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2004			December 31, 2003
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
			(Dollars in thousands)
Interest-earning assets:
Loans	$3,697,254	$49,632	5.40%	$3,461,151	$48,022	5.50%
Securities	1,555,791	14,549	3.76	1,539,469	13,856	3.57
Federal funds sold and other	74,589	189	1.02	69,997	175	0.99

Total interest-earning assets	5,327,634	64,370	4.86%	5,070,617	62,053	4.86%

Less allowance for loan losses	(45,770)			(42,513)

	5,281,864			5,028,104
Noninterest-earning assets	731,933			638,826

Total assets	$6,013,797			$5,666,930

Interest-bearing liabilities:
Money market and savings deposits	$1,973,198	3,208	0.65%	$1,867,944	3,232	0.69%
Time deposits	1,005,189	4,862	1.95	1,023,668	4,992	1.93
Repurchase agreements and other borrowed funds	1,008,229	2,932	1.17	847,109	2,473	1.16

Total interest-bearing liabilities	3,986,616	11,002	1.11%	3,738,721	10,697	1.14%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	1,491,064			1,399,592
Other liabilities	25,425			40,991

Total liabilities	5,503,105			5,179,304
Shareholders’ equity	510,692			487,626

Total liabilities and shareholders’ equity	$6,013,797			$5,666,930

Net interest income		$53,368			$51,356

Net interest spread			3.75%			3.72%

Net interest margin			4.03%			4.02%

	Three Months Ended
	Q1 2004 vs Q4 2003
	Increase (Decrease)
	Due to
	Volume		Rate	Days	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	3,231	(970)	(651)		$1,610
Securities	145	736	(188)		693
Federal funds sold and other	11	5	(2)		14

Total increase (decrease) in interest income	3,387	(229)	(841)		2,317

Interest-bearing liabilities:
Money market and savings deposits	180	(160)	(44)		(24)
Time deposits	(89)	27	(68)		(130)
Repurchase agreements and borrowed funds	464	29	(34)		459

Total increase (decrease) in interest expense	555	(104)	(146)		305

Increase (decrease) in net interest income	$2,832	$(125)	$(695)		$2,012

EXHIBIT III

Southwest Bancorporation of Texas, Inc.

Consolidated Financial Information (unaudited)
Quarterly Trend Analysis

	1Q-02	2Q-02	3Q-02	4Q-02	1Q-03	2Q-03	3Q-03	4Q-03	1Q-04
Balance sheet averages
Loans held for investment	$2,694,550	$2,765,257	$2,855,389	$3,034,633	$3,128,640	$3,218,818	$3,351,647	$3,362,374	$3,601,637
Loans held for sale	79,020	76,361	72,922	85,766	93,726	86,001	105,064	98,777	95,617
Investment securities	1,074,243	1,089,573	1,192,252	1,198,055	1,157,825	1,222,798	1,497,754	1,539,469	1,555,791
Securities purchased under resale agreements	21,089	10,330	19,999	20,000	18,000	30,000	30,000	30,000	23,077
Fed funds sold and other interest-earning assets	24,528	37,341	26,250	41,967	53,316	66,204	90,474	39,997	51,512

Total interest-earning assets	3,893,430	3,978,862	4,166,812	4,380,421	4,451,507	4,623,821	5,074,939	5,070,617	5,327,634

Allowance for loan losses	(32,503)	(33,142)	(34,474)	(36,105)	(38,216)	(39,930)	(41,469)	(42,513)	(45,770)
Cash and due from banks	225,660	171,550	191,469	226,675	299,117	233,126	257,010	268,099	323,517
Goodwill	2,590	2,590	2,590	2,590	2,590	2,590	25,471	25,647	45,689
Core deposit intangibles	—	—	—	—	—	—	6,327	6,509	7,934
Other assets	255,412	250,279	280,699	283,477	289,330	290,585	287,289	338,571	354,793

Total assets	$4,344,589	$4,370,139	$4,607,096	$4,857,058	$5,004,328	$5,110,192	$5,609,567	$5,666,930	$6,013,797

Noninterest-bearing deposits	$904,276	$954,006	$1,016,011	$1,099,772	$1,172,389	$1,208,477	$1,342,560	$1,399,592	$1,491,064
Interest-bearing demand deposits	34,303	32,735	32,006	38,572	35,047	35,451	73,142	37,997	60,359
Savings deposits	1,453,126	1,460,482	1,529,241	1,630,166	1,698,516	1,775,535	1,854,140	1,829,947	1,912,839
Time deposits	917,885	929,548	964,091	892,342	965,267	964,980	1,064,502	1,023,668	1,005,189

Total deposits	3,309,590	3,376,771	3,541,349	3,660,852	3,871,219	3,984,443	4,334,344	4,291,204	4,469,451
Repurchase agreements and other borrowed funds	640,347	575,363	613,791	730,363	639,359	627,729	771,132	847,109	1,008,229
Other liabilities	21,532	26,167	25,266	25,695	40,323	27,349	27,493	40,991	25,425
Minority interest	1,417	1,393	1,472	506	—	—	—	—	—
Shareholders’ equity	371,703	390,445	425,218	439,642	453,427	470,671	476,598	487,626	510,692

Total liabilities and equity	$4,344,589	$4,370,139	$4,607,096	$4,857,058	$5,004,328	$5,110,192	$5,609,567	$5,666,930	$6,013,797

Income statement data
Interest and fees on loans	$43,382	$44,767	$45,774	$46,735	$45,156	$46,988	$48,359	$48,022	$49,632
Interest on securities	14,379	14,629	15,266	12,685	11,951	11,489	12,314	13,856	14,549
Interest on fed funds sold and other interest-earning assets	191	186	191	230	206	284	303	175	189

Total interest income	57,952	59,582	61,231	59,650	57,313	58,761	60,976	62,053	64,370

Interest on deposits	12,693	12,174	12,819	11,276	10,106	9,535	9,106	8,224	8,070
Interest on borrowings	2,797	2,503	2,671	2,846	2,126	2,050	2,105	2,473	2,932

Total interest expense	15,490	14,677	15,490	14,122	12,232	11,585	11,211	10,697	11,002

Net interest income	42,462	44,905	45,741	45,528	45,081	47,176	49,765	51,356	53,368
Provision for loan losses	2,500	3,250	3,000	3,000	3,000	3,000	3,000	3,000	2,000

Net interest income after provision	39,962	41,655	42,741	42,528	42,081	44,176	46,765	48,356	51,368

Service charges on deposit accounts	8,021	8,652	8,367	8,896	9,617	9,316	10,551	10,581	11,040
Investment services	2,417	2,395	2,371	2,119	2,295	2,430	2,489	2,498	2,970
Other fee income	3,553	3,903	957	4,173	3,648	3,959	6,816	4,986	4,953
Other operating income	2,203	2,724	3,145	4,758	3,658	3,259	4,545	5,048	3,465
Gain (loss) on sales of securities	1	1	1,680	55	35	1,115	31	43	26

Total noninterest income	16,195	17,675	16,520	20,001	19,253	20,079	24,432	23,156	22,454

Salaries and benefits	20,973	21,487	22,325	22,777	23,826	24,076	27,878	27,966	29,243
Occupancy expenses	5,485	5,631	5,840	7,110	6,500	6,885	8,006	8,299	8,258
Merger-related expenses	—	—	—	—	—	—	3,000	—	1,522
Core deposit intangible amortization expense	—	—	—	—	—	—	695	673	903
Other expenses	9,741	10,109	9,949	9,611	9,185	10,202	11,779	11,192	11,420
Minority interest	25	24	30	(39)	—	—	—	—	—

Total noninterest expenses	36,224	37,251	38,144	39,459	39,511	41,163	51,358	48,130	51,346

Income before income taxes	19,933	22,079	21,117	23,070	21,823	23,092	19,839	23,382	22,476
Provision for income taxes	6,388	6,897	6,555	7,153	6,748	7,129	6,459	7,071	7,189

Net income	$13,545	$15,182	$14,562	$15,917	$15,075	$15,963	$13,380	$16,311	$15,287

Basic earnings per common share	$0.41	$0.46	$0.43	$0.47	$0.45	$0.47	$0.39	$0.48	$0.45

Diluted earnings per common share	$0.40	$0.44	$0.42	$0.46	$0.44	$0.46	$0.38	$0.46	$0.44

Dividends per common share	$—	$—	$—	$—	$—	$—	$0.05	$0.05	$0.06

Period end # of shares outstanding	33,004	33,632	33,834	33,856	33,893	34,060	34,184	34,214	34,306
Weighted avg # of shares outstanding (incl CSE’s)	34,081	34,412	34,726	34,566	34,640	34,728	35,001	35,095	35,141

EXHIBIT III

Southwest Bancorporation of Texas, Inc.

Consolidated Financial Information (unaudited)
Quarterly Trend Analysis

	1Q-02	2Q-02	3Q-02	4Q-02	1Q-03	2Q-03	3Q-03	4Q-03	1Q-04
Nonperforming assets
Nonaccrual loans	$15,153	$11,725	$14,596	$13,113	$20,503	$14,609	$14,173	$11,443	$17,671
Accruing loans 90 or more days past due	845	1,536	2,687	1,876	1,893	4,308	983	1,299	3,044
ORE and OLRA	963	818	829	760	684	3,398	3,688	4,248	4,722

Total nonperforming assets	$16,961	$14,079	$18,112	$15,749	$23,080	$22,315	$18,844	$16,990	$25,437

Changes in allowance for loan losses
Allowance for loan losses — beginning of period	$31,390	$32,508	$33,025	$34,597	$36,696	$38,508	$38,723	$41,135	$43,008
Provision for loan losses	2,500	3,250	3,000	3,000	3,000	3,000	3,000	3,000	2,000
Charge-offs	(1,465)	(3,002)	(1,580)	(1,045)	(1,319)	(3,054)	(2,157)	(1,725)	(1,382)
Recoveries	83	269	152	232	131	269	143	598	2,329
Allowance acquired through mergers and acquisitions	—	—	—	—	—	—	1,426	—	2,116
Adjustment for sale of subsidiary	—	—	—	(88)	—	—	—	—	—

Allowance for loan losses — end of period	$32,508	$33,025	$34,597	$36,696	$38,508	$38,723	$41,135	$43,008	$48,071

Ratios
Return on average assets	1.26%	1.39%	1.25%	1.30%	1.22%	1.25%	0.95%	1.14%	1.02%
Return on average common shareholders’ equity	14.78%	15.60%	13.59%	14.36%	13.48%	13.60%	11.14%	13.27%	12.04%
Tier 1 leverage ratio	8.53%	9.03%	8.97%	8.85%	8.91%	9.06%	8.06%	9.15%	8.35%
Yield on interest-earning assets	6.04%	6.01%	5.83%	5.40%	5.22%	5.10%	4.77%	4.86%	4.86%
Cost of funds with demand accounts	1.59%	1.49%	1.48%	1.28%	1.10%	1.01%	0.87%	0.83%	0.81%
Net interest margin	4.42%	4.53%	4.36%	4.12%	4.11%	4.09%	3.89%	4.02%	4.03%
Efficiency ratio	61.76%	59.53%	62.96%	60.27%	61.45%	62.24%	68.31%	63.73%	66.55%
Demand deposits to total deposits	27.32%	28.25%	28.69%	30.04%	30.28%	30.33%	30.97%	32.62%	33.36%
Noninterest income to total income	27.61%	28.24%	26.53%	30.52%	29.93%	29.86%	32.93%	31.08%	29.61%
Noninterest expense to average interest-earning assets	3.77%	3.76%	3.63%	3.57%	3.60%	3.57%	4.01%	3.77%	3.88%
Nonperforming assets to loans and other real estate	0.62%	0.50%	0.62%	0.50%	0.73%	0.68%	0.57%	0.49%	0.68%
Net charge-offs (recoveries) to average loans	0.21%	0.40%	0.20%	0.11%	0.15%	0.35%	0.24%	0.13%	(0.11)%
Allowance for loan losses to total loans	1.18%	1.17%	1.18%	1.18%	1.21%	1.18%	1.24%	1.23%	1.29%
Allowance for loan losses to nonperforming loans	203.20%	249.04%	200.18%	244.82%	171.94%	204.70%	271.41%	337.53%	232.06%
Common stock performance
Market value of stock — Close	$33.340	$36.220	$36.410	$28.810	$30.030	$32.510	$36.490	$38.850	$37.730
Market value of stock — High	$34.600	$36.730	$39.200	$37.340	$33.050	$35.950	$38.450	$39.290	$39.910
Market value of stock — Low	$26.750	$30.680	$30.450	$24.490	$27.590	$29.650	$32.050	$35.200	$36.850
Book value of stock	$11.33	$12.21	$12.84	$13.16	$13.60	$14.09	$14.07	$14.59	$15.25
Market/book value of stock	294%	297%	283%	219%	221%	231%	259%	266%	247%
Price/earnings ratio	21	22	22	17	17	18	21	22	22
Other data
EOP Employees — full time equivalent	1,363	1,391	1,434	1,481	1,528	1,556	1,728	1,760	1,839
Period end balances
Loans held for investment	$2,750,685	$2,813,133	$2,928,547	$3,117,951	$3,181,059	$3,277,684	$3,328,827	$3,491,673	$3,720,950
Loans held for sale	74,340	70,577	81,874	101,389	87,398	91,757	100,366	96,899	101,944
Investment securities	1,064,615	1,162,966	1,254,849	1,201,200	1,193,917	1,303,613	1,507,504	1,549,398	1,576,977
Securities purchased under resale agreements	—	20,000	20,000	20,000	30,000	30,000	30,000	30,000	—
Fed funds sold and other interest-earning assets	13,034	75,404	130,124	43,107	92,364	244,117	88,592	64,908	52,678

Total interest-earning assets	3,902,674	4,142,080	4,415,394	4,483,647	4,584,738	4,947,171	5,055,289	5,232,878	5,452,549

Allowance for loan losses	(32,508)	(33,025)	(34,597)	(36,696)	(38,508)	(38,723)	(41,135)	(43,008)	(48,071)
Cash and due from banks	199,092	182,352	197,489	472,257	289,363	270,711	286,417	390,890	290,796
Goodwill	2,590	2,590	2,590	2,590	2,590	2,590	25,647	25,647	55,094
Core deposit intangibles	—	—	—	—	—	—	6,858	6,185	11,661
Other assets	235,637	254,530	257,581	250,159	271,686	260,383	330,434	333,144	352,189

Total assets	$4,307,485	$4,548,527	$4,838,457	$5,171,957	$5,109,869	$5,442,132	$5,663,510	$5,945,736	$6,114,218

Noninterest-bearing demand deposits	$904,074	$1,042,127	$1,115,405	$1,290,323	$1,270,991	$1,343,749	$1,341,277	$1,513,038	$1,625,647
Interest-bearing demand deposits	32,927	29,806	35,000	36,222	39,551	31,479	40,496	43,452	72,009
Savings deposits	1,439,494	1,526,331	1,521,060	1,715,536	1,723,369	1,766,818	1,875,665	1,840,814	1,985,622
Time deposits	939,065	985,218	903,874	869,968	978,350	997,407	1,051,815	1,005,935	1,019,666

Total deposits	3,315,560	3,583,482	3,575,339	3,912,049	4,012,261	4,139,453	4,309,253	4,403,239	4,702,944
Repurchase agreements and other borrowed funds	592,737	531,468	804,294	790,873	602,465	789,993	842,644	1,016,930	854,005
Other liabilities	23,988	21,609	22,755	23,512	34,152	32,770	30,709	26,246	34,038
Minority interest	1,386	1,461	1,503	—	—	—	—	—	—
Shareholders’ equity	373,814	410,507	434,566	445,523	460,991	479,916	480,904	499,321	523,231

Total liabilities and equity	$4,307,485	$4,548,527	$4,838,457	$5,171,957	$5,109,869	$5,442,132	$5,663,510	$5,945,736	$6,114,218

EXHIBIT IV

Southwest Bancorporation of Texas, Inc.

Reconcilements of Non-GAAP Disclosures for Impacts
    of Merger-Related Expenses, Income from Equity
    Investments, Bank-Owned Life Insurance Proceeds, and
    Expenses of Lone Star Bank (“LSB”)

	1Q-04	1Q-03	% change	FY 03	FY 02	% change
	(in 000's except per share data)
Net income — as reported	$15,287	$15,075	1.4%	$60,729	$59,206	2.6%
Impact of merger-related expenses, after tax	1,232	—		2,291	—

Net income — adjusted for merger-related expenses	$16,519	$15,075	9.6%	$63,020	$59,206	6.4%

Diluted earnings per common share — as reported	$0.44	$0.44	0.0%	$1.74	$1.72	1.4%
Impact of merger-related expenses	0.03	—		0.07	—

Diluted earnings per common share — adjusted for merger-related expenses	$0.47	$0.44	8.0%	$1.81	$1.72	5.2%

Return on average assets — as reported	1.02%	1.22%		1.14%	1.30%
Impact of merger-related expenses	0.08%	—		0.04%	—

Return on average assets — adjusted for merger-related expenses	1.10%	1.22%		1.18%	1.30%

Return on average common shareholders’ equity — as reported	12.04%	13.48%		12.86%	14.55%
Impact of merger-related expenses	0.97%	—		0.49	—
Return on average common shareholders’ equity - adjusted for merger-related expenses	13.01%	13.48%		13.35%	14.55%

	1Q-04	1Q-03	% change
Total noninterest income — as reported	$22,454	$23,156	-3.0%
Impact of income from equity investments	(259)	(1,134)
Impact of bank-owned life insurance proceeds	—	(876)

Total noninterest income — adjusted for the impact of income from equity investments and bank-owned life insurance proceeds	$22,195	$21,146	5.0%

Total noninterest expenses — as reported	$51,346	$48,130	6.7%
Impact of merger-related expenses	(1,522)	—
Impact of LSB core deposit intangible amortization expense	(252)	—
Impact of LSB operating expenses	(953)	—

Total noninterest expenses — adjusted for the impact of merger-related expenses, LSB core deposit intangible amortization expense, and LSB operating expenses	$48,619	$48,130	1.0%